Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME AND DECLINES IN NON-PERFORMING ASSETS IN

FOURTH QUARTER 2010

January 28, 2011

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $1.1 million, or $0.04 per diluted share, for the quarter ended December 31, 2010, compared to a net loss of $39.2 million, or $2.82 per diluted share, for the quarter ended December 31, 2009. For the year to date periods, the Company reported a net loss available to common shareholders totaling $7.2 million, or $0.35 per diluted share, in 2010 compared to $45.0 million, or $3.27 per diluted share in, 2009.

Non-recurring items were part of the results in the fourth quarter of 2010 and 2009. After-tax gains associated with federally-assisted acquisitions totaled $4.2 million and $25.1 million in the fourth quarter of 2010 and 2009, respectively. In addition to the non-recurring revenue in the fourth quarter of 2009, the Company also reported a non-cash charge for goodwill impairment in the year-ago period totaling $54.8 million that had no impact on regulatory capital or tangible book value.

FDIC-Assisted Acquisitions

During the fourth quarter of 2010, the Company completed three FDIC-assisted acquisitions on banks with assets totaling $856.1 million at the time of acquisition. Edwin W. Hortman, Jr., President and Chief Executive Officer of the Company, commented on the activity, saying “Our acquisitions in the fourth quarter were strategic moves to enhance the Company’s existing footprint. Our Darby Bank transaction added Savannah, Georgia to our coastal franchise and Vidalia, Georgia to our core legacy markets. Our Tifton Banking Company transaction doubled our market presence in our second most profitable market in 2010 with limited amounts of incremental overhead. Lastly, our First Bank of Jacksonville transaction added two additional branches to our Jacksonville, Florida market where we believe our growth potential is strong. All three of the transactions exceeded our internal rate of return goals and have the scale necessary for us to gain additional leverage in our support functions.”

During the fourth quarter of 2010, the Company’s after-tax gain on FDIC-assisted acquisitions totaled $4.2 million, representing the difference between the fair values of the assets acquired and the liabilities assumed. In addition, the initial estimate of fair values in the Tifton Banking Company transaction yielded goodwill totaling approximately $956,000. While total assets at the time of acquisition totaled $856.1 million, the acquired institutions were funded with large amounts of non-core funding which the Company replaced with its excess core funding from existing retail deposits. Total assets of the acquired banks at December 31, 2010 had declined to $629.6 million, as much of the necessary deleveraging had occurred.

Improvement in Credit Quality

Non-performing assets declined for the first time in this economic cycle as sales of OREO (other real estate owned) continued and in-migration of problem loans slowed. Total non-accrual loans declined 17.5% to $79.3 million at December 31, 2010 compared to $96.1 million at the same time in 2009. The Company’s balances in OREO increased to $57.9 million at December 31, 2010 from $23.3 million at the same time in 2009. Mr. Hortman commented on credit quality, saying “We are extremely cautious with respect to our credit quality, working with the same sense of urgency despite improving trends. While these trends in potential problem loans and non-accrual loans are positive, much work remains to be done to reduce balances in OREO, especially in the current environment where real estate activity remains muted.”

For the year ended 2010, the Company reported net-charge offs totaling $50.0 million, or 3.33%, of average legacy loans (excluding covered loans), compared to $46.0 million, or 2.77%, in 2009. Despite the improving trends noted, the Company continued building reserves as a percentage of gross loans. At December 31, 2010, the Company’s loan loss allowance totaled $34.6 million, or 2.52%, of ending legacy loans, compared to $35.8 million, or 2.26%, at the same time in 2009.

Balance Sheet

Total assets increased $548.6 million, or 22.6%, to $2.97 billion at December 31, 2010 when compared to balances at December 31, 2009. A significant portion of the growth in 2010 came through the four FDIC-assisted acquisitions completed in 2010 with assets initially totaling $981.9 million.

Loans outstanding increased $208.1 million in 2010 to $1.93 billion at December 31, 2010 from $1.72 billion at December 31, 2009. Growth in loans acquired in FDIC-assisted transactions helped offset declines in the Company’s legacy loan portfolio. During 2010, loans backed by a loss-share agreement with the FDIC increased $425.0 million to $562.2 million, while loans in the Company’s uncovered portfolio declined $216.9 million to $1.37 billion. Loan declines in the Company’s core portfolio relate primarily to the movement of problem assets, either through charge-offs, foreclosure or aggressive management of certain concentrations.

The Company’s deposit mix remained favorable during 2010 with 58.2% of total deposits in non-CD accounts at December 31, 2010 compared to 58.6% at December 31, 2009. Growth in deposits came through acquisitions and through the efforts of the Company’s bankers. At December 31, 2010, low-cost transaction and savings deposits (costing less than 0.50%) totaled $726.4 million, representing growth of 30.5% over balances at December 31, 2009.

Net Interest Income

For the year ended December 31, 2010, the Company reported net interest income of $89.2 million, an increase of 20.6%, compared to the $74.0 million reported for the year 2009. The Company’s yield on earning assets for 2010 increased only slightly to 5.47% compared to 5.43% for the year ended December 31, 2009, while the Company’s cost of funding declined more significantly, from 1.95% in 2009 to 1.57% in 2010.

The Company’s net interest margin in 2010 expanded to 4.11% compared to 3.52% in 2009 because of the improvement in interest expense and cost of funds. At the end of 2010, the Company’s earning assets totaled $2.5 billion, or 84.5% of total assets, compared to $2.2 billion, or 90.2% of total assets, at the same time in 2009. Although the Company’s cost of funding has declined materially in 2009 and 2010, an increasing amount of this funding has been required for non-earning assets, including covered and uncovered non-performing assets and the FDIC indemnification asset.

Non-Interest Income

Recurring non-interest income (excluding gains on FDIC-assisted acquisitions and investment securities) in 2010 increased 7.7% to $20.4 million from $18.9 million in 2009. Despite the regulatory environment surrounding deposit related charges, Ameris Bank was able to increase these fees 11.4% to $15.1 million in 2010 through significantly higher amounts of transaction accounts (both through acquisitions and internal generation). Income from mortgage related activities declined 9.9% during 2010, although the Company’s pre-tax profitability on these activities increased approximately $700,000 in 2010 through restructuring efforts implemented in the first quarter of 2010. Gains on FDIC-assisted transactions totaled $14.7 million in 2010 compared to $38.6 in 2009.

Non-Interest Expense

Non-interest expenses in 2010 totaled $81.2 million compared to $124.8 million in 2009. Excluding credit related costs in both periods and goodwill impairment charges in 2009, the Company’s operating expenses totaled $64.8 million in 2010 compared to $62.3 million in 2009. A decrease in advertising expense of $1.1 million was more than offset by an increase in FDIC insurance expense of $1.7 million. Occupancy and equipment expense totaled $8.2 million in 2010, a decrease of $702,000 that resulted from lower maintenance and depreciation expense. This decrease was offset by an increase of $766,000 in data processing and telecommunications expense that resulted from growth in customer accounts.

Credit related expenses in 2010 totaled $16.4 million, a significant increase when compared to $7.6 million in 2009. Losses on the sale of OREO totaled $8.0 million in 2010, an increase of $3.7 million compared to 2009 levels. Problem loan and OREO expense totaled $8.4 million in 2010, an increase of $5.1 million when compared to 2009. These additional carrying costs related to increasingly higher levels of OREO throughout 2010.

Improvements in Core Earnings

The Company’s core earnings in 2010 totaled $46.6 million, an increase of 38.0% from $33.8 million in 2009. Mr. Hortman commented on this increase, saying “A strong net interest margin was key to our higher level of core earnings. Just as significant to the effort was our Company’s ability to manage a 20% increase in average assets with essentially no change in personnel expense. This speaks clearly to the contribution that our employees have made to allow our Company to emerge from this credit cycle in a healthy and strong position.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 59 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates Tier 1 capital using current call report instructions. The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may or may not be necessarily comparable to similar capital measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2010	2010	2010	2010	2009	2010	2009

EARNINGS

Net Income/(Loss) Available to Common Shareholders	$1,050	$(1,704)	$(4,218)	$(2,330)	$(39,192)	$(7,202)	$(44,950)

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.04	$(0.07)	$(0.20)	$(0.17)	$(2.82)	$(0.35)	$(3.27)
Diluted	$0.04	$(0.07)	$(0.20)	$(0.17)	$(2.82)	$(0.35)	$(3.27)
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$0.10
Stock dividend	—	—	1 for 210	1 for 130	1 for 130	3 for 157	2 for 130
Book value per share (period end)	$9.44	$9.48	$9.57	$10.18	$10.39	$9.44	10.52
Tangible book value per share (period end)	$9.22	$9.35	$9.43	$9.94	$10.13	$9.22	10.22
Weighted average number of shares:
Basic	23,427,393	23,427,919	21,231,367	13,906,137	13,912,458	20,498,204	13,741,399
Diluted	23,579,205	23,427,919	21,231,367	13,906,137	13,912,458	20,498,204	13,741,399
Period-end number of shares	23,647,841	23,626,169	23,515,468	14,108,672	14,001,044	23,647,841	13,829,674
Market data:
High closing price	$11.07	$10.49	$11.55	$10.32	$7.25	$11.55	$11.73
Low closing price	$8.73	$7.83	$9.00	$7.36	$5.13	$7.36	$3.66
Period end closing price	$10.54	$9.35	$9.66	$9.03	$7.16	$10.54	$7.16
Average daily volume	55,281	75,573	205,388	37,715	38,583	93,489	32,228

PERFORMANCE RATIOS
Return on average assets	0.15%	(0.28%)	(0.68%)	(0.26%)	(6.54%)	(0.37%)	(0.52%)
Return on average common equity	1.85%	(3.01%)	(8.77%)	(4.33%)	(75.56%)	(4.44%)	(6.25%)
Earning asset yield (TE)	5.18%	5.34%	5.32%	5.36%	5.01%	5.47%	5.43%
Total cost of funds	1.27%	1.33%	1.34%	1.41%	1.51%	1.56%	1.97%
Net interest margin (TE)	3.88%	4.04%	4.01%	3.92%	3.55%	4.11%	3.52%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	16.12%	16.74%	12.40%	14.15%	68.82%	14.98%	10.97%
Efficiency ratio (2)	62.15%	70.08%	63.35%	66.93%	119.77%	65.20%	74.61%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.20%	11.25%	11.35%	8.22%	8.04%	9.20%	8.04%
Tangible common equity to tangible assets	7.35%	9.08%	9.17%	5.97%	5.86%	7.35%	5.84%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.35%	9.08%	9.17%	5.97%	5.86%	7.35%	5.84%
Effect of preferred equity	1.69%	2.05%	2.06%	2.11%	2.04%	1.69%	2.04%
Effect of goodwill and other intangibles	0.16%	0.12%	0.12%	0.14%	0.14%	0.16%	0.14%

Equity to assets (GAAP)	9.20%	11.25%	11.35%	8.22%	8.04%	9.20%	8.04%

OTHER PERIOD-END DATA
FTE Headcount	708	570	581	594	615	708	615
Assets per FTE	$4,198	$4,271	$4,169	$3,959	$3,928	$4,198	$3,941
Branch locations	60	50	53	53	53	60	53
Deposits per branch location	$42,257	$41,980	$39,246	$39,402	$40,059	$42,257	$40,059

(1)	Includes gain from acquisition.
(2)	Includes the non-recurring, non-cash goodwill impairment charge of $54.8 million in the fourth quarter of 2009 and the gain on acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2010	2010	2010	2010	2009	2010	2009

INCOME STATEMENT

Interest income
Interest and fees on loans	$27,676	$26,465	$28,187	$25,156	$24,864	$107,484	$101,312
Interest on taxable securities	2,562	2,295	2,502	2,462	2,570	9,821	11,858
Interest on nontaxable securities	317	295	299	304	319	1,215	1,070
Interest on deposits in other banks	204	104	97	57	60	462	262
Interest on federal funds sold	52	13	12	12	18	89	71

Total interest income	30,811	29,172	31,097	27,991	27,831	119,071	114,573

Interest expense
Interest on deposits	$7,328	$6,903	$7,084	$7,332	$7,637	28,647	38,506
Interest on other borrowings	477	270	154	246	493	1,147	2,044

Total interest expense	7,805	7,173	7,238	7,578	8,130	29,794	40,550

Net interest income	23,006	21,999	23,859	20,413	19,701	89,277	74,023

Provision for loan losses	11,404	9,739	18,608	10,770	16,468	50,521	42,068

Net interest income/(loss) after provision for loan losses	$11,602	$12,260	$5,251	$9,643	$3,233	$38,756	31,955

Noninterest income
Service charges on deposit accounts	$4,323	$3,761	$3,620	$3,439	$3,654	15,143	13,593
Mortgage banking activity	806	713	675	554	718	2,748	3,050
Other service charges, commissions and fees	180	180	232	213	259	805	531
Gain(loss) on sale of securities	—	—	—	200	77	200	871
Gains from acquisitions	6,442	—	8,209	—	38,566	14,651	38,566
Other non-interest income	552	357	313	479	465	1,701	1,742

Total noninterest income	12,303	5,011	13,049	4,885	43,739	35,248	58,353

Noninterest expense
Salaries and employee benefits	8,510	7,555	8,027	7,826	8,616	31,918	31,939
Occupancy and equipment expenses	1,989	2,171	2,025	2,027	2,417	8,212	8,914
Data processing and telecommunications expenses	2,075	1,729	2,077	1,763	1,801	7,644	6,878
FDIC Insurance expense	1,296	1,304	1,285	1,248	858	5,133	3,452
Credit related expenses (1)	4,936	3,232	6,224	2,020	4,562	16,412	7,643
Advertising and marketing expenses	97	167	143	159	336	566	1,661
Amortization of intangible assets	277	254	186	271	205	988	617
Goodwill impairment	—	—	—	—	54,813	—	54,813
Other non-interest expenses	2,766	2,516	3,416	1,617	2,374	10,315	8,883

Total noninterest expense	21,946	18,928	23,383	16,931	75,982	81,188	124,800

Operating profit/(loss)	$1,959	$(1,657)	$(5,083)	$(2,403)	$(29,010)	$(7,184)	(34,492)

Income tax (benefit)/expense	98	(760)	(1,664)	(869)	9,323	(3,195)	7,297

Net income/(loss)	$1,861	$(897)	$(3,419)	$(1,534)	$(38,333)	$(3,989)	$(41,789)

Preferred stock dividends	$811	807	799	796	859	3,213	3,161

Net income/(loss) available to common shareholders	$1,050	$(1,704)	$(4,218)	$(2,330)	$(39,192)	$(7,202)	$(44,950)

Diluted earnings available to common shareholders	0.04	(0.07)	(0.20)	(0.17)	(2.82)	(0.35)	(3.27)

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec. 2010	Sept. 2010	June 2010	Mar. 2010	Dec. 2009
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$74,326	$43,814	$54,444	$68,859	$81,060
Federal funds sold and interest bearing balances	261,262	306,867	240,075	200,942	220,363
Investment securities available for sale, at fair value	322,802	236,048	237,985	248,013	245,556
Other investments	12,219	7,106	7,531	7,260	7,260

Loans, net of unearned income	1,374,757	1,455,853	1,493,126	1,536,528	1,584,359
Covered loans	554,991	192,267	191,663	123,771	137,248
Less allowance for loan losses	34,576	34,072	33,585	33,562	35,762

Loans, net	1,895,172	1,614,048	1,651,204	1,626,737	1,685,845

Other real estate owned	57,916	50,919	41,079	34,682	23,316
Covered other real estate owned	54,931	28,416	25,845	17,862	9,337

Total other real estate owned	112,848	79,335	66,924	52,544	32,653

Premises and equipment, net	66,589	66,056	66,708	66,523	67,637
Intangible assets, net	4,261	3,097	3,314	3,364	3,586
Goodwill	956	—	—	—	—
FDIC loss sharing receivable	177,187	42,532	57,946	47,579	45,840
Other assets	44,546	35,800	35,779	29,711	34,171

Total assets	$2,972,168	$2,434,703	$2,421,910	$2,351,532	$2,423,971

Liabilities
Deposits:
Noninterest-bearing	$276,055	$235,646	$218,012	$222,454	$236,962
Interest-bearing	2,259,371	1,863,355	1,862,014	1,865,852	1,886,154

Total deposits	2,535,426	2,099,001	2,080,026	2,088,306	2,123,116
Federal funds purchased & securities sold underagreements to repurchase	68,184	13,186	17,600	20,640	55,254
Other borrowings	43,495	—	—	2,000	2,000
Other liabilities	9,387	6,279	7,145	5,082	6,368
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,698,761	2,160,735	2,147,040	2,158,297	2,229,007

Stockholders’ equity
Preferred stock	$50,121	$49,975	$49,832	$49,691	$49,552
Common stock	24,983	24,961	24,961	15,379	15,273
Capital surplus	165,930	165,544	165,544	88,996	88,956
Retained earnings	37,000	35,948	37,519	42,431	44,755
Accumulated other comprehensive income/(loss)	6,204	8,371	7,834	7,676	7,240
Less treasury stock	(10,831)	(10,831)	(10,820)	(10,812)	(10,812)

Total stockholders’ equity	273,407	273,968	274,870	193,361	194,964

Total liabilities and stockholders’ equity	$2,972,168	$2,434,703	$2,421,910	$2,351,658	$2,423,971

Other Data
Earning Assets	2,513,812	2,199,928	2,171,262	2,270,427	2,188,622
Intangible Assets	5,217	3,097	3,314	3,364	3,586
Interest Bearing Liabilities	2,413,319	1,918,810	1,921,883	1,930,761	1,985,677
Average Assets	2,872,207	2,429,709	2,444,425	2,377,348	2,374,352
Average Common Stockholders’ Equity	225,088	224,656	217,042	143,655	205,500

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2010	Sept. 2010	June 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$34,072	$33,585	$33,563	$35,762	$41,946	$35,762	$39,652
Provision for loan loss (2)	10,742	9,602	17,725	10,770	16,468	48,839	42,068

Charge-offs	10,513	10,108	18,756	13,246	22,515	52,623	47,131
Recoveries	275	993	1,053	277	(137)	2,598	1,173

Net charge-offs (recoveries)	10,238	9,115	17,703	12,969	22,652	50,025	45,958

Ending balance	$34,576	$34,072	$33,585	$33,563	$35,762	$34,576	$35,762

As a percentage of loans	2.52%	2.34%	2.25%	2.18%	2.26%	2.52%	2.26%
As a percentage of nonperforming loans	43.61%	37.92%	36.37%	37.44%	37.20%	43.61%	37.20%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$1,907	$866	$703	$2,008	$1,831	$5,484	$4,636
Real Estate - Residential	1,328	3,100	4,739	924	3,911	10,091	10,859
Real Estate - Commercial and Farmland	2,368	4,118	5,023	4,593	4,571	16,102	6,232
Real Estate - Construction and Development	4,519	1,557	8,202	5,576	11,831	19,854	24,363
Consumer Installment	391	467	89	145	371	1,092	1,041
Other	—	—	—	—	—	—	—

Total charge-offs	10,513	10,108	18,756	13,246	22,515	52,623	47,131

Recoveries
Commercial, Financial and Agricultural	22	41	430	78	79	571	$241
Real Estate - Residential	20	54	84	28	(174)	186	278
Real Estate - Commercial and Farmland	182	392	202	64	11	840	257
Real Estate - Construction and Development	22	458	140	64	(88)	684	244
Consumer Installment	29	48	197	43	35	317	153
Other	—	—	—	—	—	—	—

Total recoveries	275	993	1,053	277	(137)	2,598	1,173

Net charge-offs (recoveries)	$10,238	$9,115	$17,703	$12,969	$22,652	$50,025	$45,958

Non-accrual loans	79,289	89,862	92,336	89,649	96,131	79,289	96,131
Foreclosed assets	57,916	50,919	41,079	34,682	23,316	57,916	23,316
Accruing loans delinquent 90 days or more	—	—	—	—	—		—

Total non-performing assets	137,205	140,781	133,415	124,331	119,447	137,205	119,447

Non-performing assets as a percent of total assets	4.62%	5.78%	5.62%	5.21%	4.85%	4.62%	4.93%
Net charge offs as a percent of loans (Annualized)	2.87%	2.14%	4.22%	3.12%	5.14%	3.33%	2.77%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss-sharing agreements with the FDIC.
(2)	During 2010, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC-assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2010	Sept. 2010	June 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009
AVERAGE BALANCES

Federal funds sold	$28,523	$61,465	$54,245	$25,831	$25,652	$42,516	32,731
Interest bearing deposits in banks	267,337	190,203	232,733	173,125	127,092	215,850	118,587
Investment securities - taxable	246,417	199,244	209,532	209,465	215,610	216,165	253,475
Investment securities - nontaxable	37,649	35,813	35,650	36,430	39,038	36,386	31,110
Other investments	7,603	7,246	8,061	5,495	5,472	7,101	4,735
Loans	1,416,254	1,503,149	1,528,220	1,563,307	1,669,753	1,502,733	1,664,797
Covered loans	374,282	187,556	155,302	120,211	79,795	183,429	20,113

Total Earning Assets	$2,378,065	$2,184,676	$2,223,743	$2,133,864	$2,162,412	$2,204,180	2,125,548

Noninterest bearing deposits	$275,184	$225,907	$237,276	$231,765	$232,215	$363,232	213,786
NOW accounts	527,264	478,105	482,798	505,566	492,434	481,479	458,104
MMDA	455,041	448,955	441,445	424,913	410,909	326,664	349,073
Savings accounts	63,972	64,575	64,887	63,436	61,645	32,578	57,824
Retail CDs < $100,000	460,444	367,353	375,339	331,294	382,131	383,608	379,662
Retail CDs > $100,000	392,266	375,756	371,754	393,473	338,378	113,465	378,388
Brokered CDs	136,201	$128,346	138,113	151,333	125,439	139,440	142,694

Total Deposits	2,310,372	2,088,997	2,111,612	2,101,780	2,043,151	1,840,466	1,979,531

FHLB advances	28,205	—	747	2,000	2,583	7,738	7,974
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	49,878	14,246	18,698	30,650	48,375	28,368	25,813
Other borrowings	—	—	—	—	4,946	—	4,986

Total Non-Deposit Funding	120,352	56,515	61,714	74,919	98,173	78,375	81,042

Total Funding	$2,430,724	$2,145,512	$2,173,326	$2,176,699	$2,141,324	$1,918,841	$2,060,573

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2010	Sept. 2010	June 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$50	$13	$12	$12	$18	$89	$72
Interest bearing deposits in banks	204	104	97	57	60	462	262
Investment securities - taxable	2,562	2,295	2,438	2,462	2,570	9,821	11,858
Investment securities - nontaxable (TE)	489	453	460	468	491	1,870	1,647
Loans (TE)	20,741	22,054	22,986	22,849	23,668	88,630	100,298
Covered Loans	7,005	4,473	5,832	2,375	1,261	19,685	1,261

Total Earning Assets	$31,051	$29,392	$31,825	$28,223	$28,068	$120,557	$115,398

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	1,063	1,087	1,135	1,234	1,300	4,519	5,203
MMDA	1,401	1,428	1,446	1,484	1,520	5,725	5,484
Savings accounts	82	76	75	90	107	357	420
Retail CDs < $100,000	1,985	1,596	1,689	1,568	1,769	6,884	10,495
Retail CDs > $100,000	1,782	1,709	1,674	1,881	1,894	7,171	11,761
Brokered CDs	1,017	1,006	1,065	1,076	1,047	4,166	5,143

Total Deposits	7,330	6,902	7,084	7,333	7,637	28,822	38,506

FHLB advances	39	—	12	30	49	81	104
Subordinated debentures	342	246	113	178	351	879	1,668
Repurchase agreements	96	19	26	36	70	177	174
Correspondent bank line of credit and other	(1)	5	2	2	22	8	98

Total Non-Deposit Funding	476	270	153	246	492	1,145	2,044

Total Funding	$7,806	$7,172	$7,237	$7,579	$8,129	$29,967	$40,550

Net Interest Income (TE)	$23,245	$22,220	$24,588	$20,644	$19,939	$90,590	$74,848

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2010	Sept. 2010	June 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009
YIELDS (1)

Federal funds sold	0.70%	0.08%	0.09%	0.19%	0.28%	0.21%	0.22%
Interest bearing deposits in banks	0.30%	0.22%	0.17%	0.13%	0.19%	0.21%	0.22%
Investment securities - taxable	4.12%	4.57%	4.67%	4.77%	4.73%	4.54%	4.68%
Investment securities - nontaxable	5.15%	5.02%	5.18%	5.21%	4.99%	5.14%	5.29%
Loans	5.81%	5.82%	6.03%	5.93%	5.64%	5.90%	6.02%
Covered loans	7.43%	9.57%	15.06%	7.92%	6.34%	10.73%	6.27%

Total Earning Assets	5.18%	5.34%	5.74%	5.36%	5.15%	5.47%	5.43%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.80%	0.90%	0.94%	0.99%	1.05%	0.94%	1.14%
MMDA	1.22%	1.26%	1.31%	1.42%	1.47%	1.75%	1.57%
Savings accounts	0.51%	0.47%	0.46%	0.58%	0.69%	1.10%	0.73%
Retail CDs < $100,000	1.71%	1.72%	1.80%	1.92%	1.84%	1.79%	2.76%
Retail CDs > $100,000	1.80%	1.80%	1.81%	1.94%	2.22%	6.32%	3.11%
Brokered CDs	2.96%	3.11%	3.09%	2.88%	3.31%	2.99%	3.60%

Total Deposits	1.26%	1.31%	1.35%	1.41%	1.49%	1.57%	1.95%

FHLB advances	0.55%	0.00%	6.44%	6.08%	7.53%	1.05%	1.30%
Subordinated debentures	3.21%	2.31%	1.07%	1.71%	3.29%	2.08%	3.95%
Repurchase agreements	0.76%	0.53%	0.56%	0.48%	0.57%	0.58%	1.97%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	1.76%	0.00%	2.52%

Total Non-Deposit Funding	1.57%	1.90%	0.99%	1.33%	1.99%	1.46%	2.52%

Total funding (3)	1.27%	1.33%	1.34%	1.41%	1.51%	1.56%	1.97%

Net interest spread	3.91%	4.01%	4.40%	3.95%	3.64%	3.91%	3.46%

Net interest margin	3.88%	4.04%	4.43%	3.92%	3.67%	4.11%	3.52%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
Core Earnings Reconciliation	Dec. 2010	Sept. 2010	Jun. 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009

Pre-tax operating profit/(loss)	$1,959	$(1,657)	$(5,083)	$(2,403)	$(29,010)	$(7,184)	$(34,493)
Plus: Credit Related Costs
Provision for loan losses	11,404	9,739	18,608	10,770	16,468	50,521	42,068
(Gains)/Losses on the sale of OREO	2,033	1,263	4,173	487	3,572	7,956	4,278
Problem loan and OREO expense	2,903	1,969	2,051	1,533	990	8,456	3,365
Interest reversed on non-accrual loans	478	533	1,017	575	1,398	2,603	4,004

Total Credit-Related Costs	16,818	13,504	25,849	13,365	22,428	69,536	53,715

Plus: Non-recurring impairment charges	—	—	—	—	54,813	—	54,813
Plus: Costs associated with capital raise	—	—	933	—	—	933	—
Less: Non-recurring gains	—	—	—	—	—	—	—
Gains related to FDIC-acquisitions	(6,442)	—	(8,209)	—	(38,566)	(14,650)	(38,566)
Gains on sales of securities	—	—	—	(200)	(77)	(200)	(871)
Gains on sales of bank premises	—	—	(149)	(249)	—	(398)	—
Other non-recurring adjustments	—	—	(1,408)	—	—	(1,408)	(812)

Pretax, Pre-provision earnings	$12,335	$11,847	$11,933	$10,513	$9,588	$46,629	$33,786

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
Recurring Operating Expenses	Dec. 2010	Sept. 2010	Jun. 2010	Mar. 2010	Dec. 2009	Dec. 2010	Dec. 2009

Total Operating Expenses	21,946	18,928	23,383	16,931	75,982	81,188	124,800
Less: Credit costs & non-recurring charges
(Gains)/Losses on the sale of OREO	(2,033)	(1,263)	(4,173)	(487)	(3,572)	(7,956)	(4,278)
Problem loan and OREO expense	(2,903)	(1,969)	(2,051)	(1,533)	(990)	(8,456)	(3,365)
Costs associated with capital raise	—	—	(933)	—	—	(933)	—
Goodwill impairment	—	—	—	—	(54,813)	—	(54,813)
Severance payments	—	(16)	(310)	—	—	(326)	—
Reversal of retirement expense (one time)	—	—	—	—	—	—	—
(Gains)/Losses on the sale of premises	—	(124)	149	249	—	274	—
FDIC insurance expense	(1,296)	(1,304)	(1,285)	(1,248)	(858)	(5,133)	(3,452)

Recurring operating expenses	$15,714	$14,252	$14,780	$13,912	$15,749	$58,658	$58,892